EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                      (In thousands, except per share data)
                                   (unaudited)


                                              Three Months Ended  Nine Months Ended
                                                 September 30,       September 30,
                                              ------------------  ------------------
                                                1998      1997      1998      1997
                                              ========  ========  ========  ========
Net Income................................    $  8,527  $  7,599  $ 26,556  $ 23,748
                                              ========  ========  ========  ========

Basic earnings per share..................    $   0.26  $   0.23  $   0.81  $   0.73
                                              ========  ========  ========  ========

Weighted average shares outstanding-basic.      32,850    32,573    32,800    32,534
                                              ========  ========  ========  ========

Diluted earnings per share................    $   0.25  $   0.23  $   0.78  $   0.71
                                              ========  ========  ========  ========

Weighted average shares outstanding-diluted     33,950    33,750    34,100    33,533
                                              ========  ========  ========  ========

Calculation of Weighted Average Shares:
  Weighted Average Common Stock
     Outstanding-basic....................      32,850    32,573    32,800    32,534
                                              ========  ========  ========  ========

  Common Stock Options,
    utilizing the treasury stock method...       1,100     1,177     1,300       999
                                              --------  --------  --------  --------

Weighted average shares outstanding-diluted     33,950    33,750    34,100    33,533
                                              ========  ========  ========  ========

